SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

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MGM Resorts International

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Matthew J. Hart

Richard Kincaid

Marc A. Weisman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LAND AND BUILDINGS JOINS MGM SHAREHOLDER IN CALLING FOR MGM TO ELIMINATE DEAD HAND PROXY PUT ENTRENCHMENT DEVICE

-	In response to shareholder lawsuit MGM has repeatedly claimed they will take action, but instead continues to drag its feet on key fiduciary issue –

-	In our view, blatant entrenchment mechanism is only the latest proof of need for revamped board stewardship and refreshed board at MGM –

Stamford, CT— (April 27, 2015) – Today Land and Buildings Investment Management LLC (“Land and Buildings”), is calling on MGM Resorts International (NYSE:MGM) (“MGM” or the “Company”) to eliminate its Dead Hand Proxy Put provision in the Company’s debt agreement with a syndicate of lenders, including Bank of America, N.A. as Administrative Agent, dated as of December 20, 2012 (the "Debt Agreement"). MGM is facing a lawsuit from one of its shareholders, the Pontiac General Employees Retirement System (“Pontiac General”), demanding MGM take this action, and in spite of repeated empty promises, has failed to do so.

Jonathan Litt, Founder and CIO of Land and Buildings, commented, “This egregious governance decision is only the latest in an increasingly damning body of evidence that make one thing abundantly clear: improved stewardship and a refreshed Board are urgently needed at MGM. The fact that the Company’s Board would potentially coerce shareholders into voting for their incumbent nominees in this fashion, in our view, represents a complete and utter lack of respect for the shareholder franchise and a blatant example of entrenchment. We believe the fact that MGM has taken this long to address this issue, in spite of strong calls from shareholders to take action, reinforces that this is a board and management team that, as currently constructed, simply can’t be trusted to act in the best interest of shareholders.”

The Proxy Put is a provision in the Company’s Debt Agreement that states, if a majority of the Board is replaced from an actual or threatened proxy contest or consent solicitation within a 24-month period, it would be considered an “event of default” and the debt could be immediately required to be pre-paid in full. As the Company has noted, in the event it defaults under the Debt Agreement, it "could trigger cross defaults under other agreements governing our long-term indebtedness. Any default under our senior secured credit facility or the indentures governing our other debt could adversely affect our growth, our financial condition, our results of operations and our ability to make payments on our debt.”

The Pontiac General suit notes that "MGM also has issued and outstanding numerous notes and convertible notes, totaling billions of dollars. More than one dozen of these series of notes have cross-default provisions that are triggered by defaults in other loans or notes at levels substantially below the amount outstanding under the Debt Agreement."

The Delaware Chancery Court has repeatedly criticized proxy puts, noting that they “highlight the troubling reality that corporations and their counsel routinely negotiate contract terms that may, in some circumstances, impinge on the free exercise of the stockholder franchise.” San Antonio Fire & Police Pension Fund v. Amylin Pharmaceuticals, Inc., 983 A.2d 304, 319 (Del. Ch. 2009) (emphasis added). Proxy puts function to dampen shareholder choice because, “there are few events which have the potential to be more catastrophic for a corporation than the triggering of an event of default under one of its debt agreements.” Id.

Pontiac General asserts in its suit that "[t]he Board breached their fiduciary duties by approving and maintaining the Dead Hand Proxy Put, which serves no identifiable purpose other than to entrench the incumbent Board." Land and Buildings agrees that the only purpose served by the Dead Hand Proxy Put is to entrench the current MGM Board, which serves to further disenfranchise MGM shareholders.

Pontiac General filed suit against MGM in October 2014. While MGM has expressed repeatedly to the shareholder that further legal action was unnecessary because MGM would act properly and remove the entrenchment device, MGM has not done so. Indeed, frustrated by MGM's failure to act, Pontiac General recently advised the Delaware Chancery Court that, “If the Dead Hand Proxy Put in the Debt Agreement is not eliminated by April 29, 2015, we will move with alacrity to press our claims so that the incumbents derive no electoral advantage from the threat of potential debt acceleration.”

About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Investor Contact:

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

212-750-5833

Media Contact:
Elliot Sloane / Dan Zacchei

Sloane & Company

212-486-9500

Esloane@sloanepr.com or

Dzacchei@sloanepr.com

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND MATTHEW J. HART, RICHARD KINCAID AND MARC A. WEISMAN (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON APRIL 16, 2015 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF MGM RESORTS INTERNATIONAL (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST.